UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6464 185th Avenue N.E., Suite 101, Redmond, WA 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 881-6444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Data I/O Corporation, a Washington corporation (the “Company”),  is filing this amendment (this “Amendment”) to its Form 8-K, which was originally filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2011 (the “Original Form 8-K”), for the sole purpose of re-filing the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April 29, 2011, with The Miller Trust dated March 31, 1987, Gary F. Miller and Farrelyn B. Miller, Trustees, a California trust.

The Company has requested confidential treatment from the SEC for portions of the Asset Purchase Agreement filed with the Original Form 8-K and the revised Asset Purchase Agreement filed herewith reflects comments received from the SEC on the Company’s confidential treatment request.  Except for the Asset Purchase Agreement filed hereto as Exhibit 2.1, no other changes have been made to the Original Form 8-K in this Amendment.  This Amendment speaks as of the original filing date of the Original Form 8-K, does not reflect events that may have occurred after the original filing date and does not modify or update in any way disclosures made in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Description

2.1	Asset Purchase Agreement dated April 29, 2011*

99.1	Press Release, dated May 3, 2011, relating to the Asset Purchase.**

*Portions of this exhibit have been omitted based on an application for confidential treatment from the SEC. The omitted portions of these exhibits have been filed separately with the SEC.  Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

**Previously filed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

By:	/s/ Joel S. Hatlen
Joel S. Hatlen
Chief Financial Officer

Dated: December 5, 2011

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Asset Purchase Agreement dated April 29, 2011*

99.1	Press Release, dated May 3, 2011, relating to the Asset Purchase.**

*Portions of this exhibit have been omitted based on an application for confidential treatment from the SEC. The omitted portions of these exhibits have been filed separately with the SEC.  Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

**Previously filed.